EXHIBIT 10.3

Memorandum of Agreement

Joint Venture Agreement made Between Wits Basin Precious Minerals Inc. (Optionee) and Hawk Precious Minerals Inc. (Optionor)

The Optionee can acquire a 50% undivided right, title and interest in and to the Property (“Hawk MacNugget Claims” as per Schedule A attached hereto) and the Property rights free and clear of all Encumbrances except as noted by making payments to the Optionee in the following amounts and by the dates indicated subject to any regulatory approvals where necessary:

1.	Issue 40,000 common shares of Wits Basin common stock to the Optionor on or before June 30, 2006.

At the commencement of the Joint Venture the Participating Interest of each Party shall be:

Party	Participating Interest
Optionee	50%
Optionor (Managing Partner)	50%

Both Parties agree that this agreement will form the basis for drafting a formal Joint Venture Agreement between the parties in conjunction with legal counsel, which will include an industry standard dilution formula for non-participation.

IN WITNESS WHEREOF this Memorandum has been executed as of the date so indicated below.

Wits Basin Precious Minerals Inc.
By:

/s/ Stephen D. King     June 29, 2006
Authorized Signatory     Date

Hawk Precious Minerals Inc.
By:

/s/ H. Vance White     June 29, 2006
Authorized Signatory     Date

Schedule “A”

To Memorandum of Agreement between Wits Basin Precious Minerals Inc. and Hawk Precious Minerals Inc.

Claims located in the McFaulds Lake area

Claim Numbers	Number of Units
3019423	16
3019424	16
3019425	16
3019426	16
3011945	16